EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement 333-143183 on Form S-8 and Registration Statement 333-171009 on Form S-8 of our report dated March 31, 2011, relating to the consolidated statement of operations of MFC Industrial Ltd. (“MFC”) and the related statements of comprehensive income and changes in equity, and cash flows (which report expresses an unqualified opinion) appearing in the Annual Report on Form 20-F of MFC for the year ended December 31, 2012.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants

April 1, 2013